FORM OF LOCK-UP AGREEMENT

___________, 2021

J.P. MORGAN SECURITIES LLC

GOLDMAN SACHS & CO. LLC

COWEN AND COMPANY, LLC

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Re:       Passage Bio, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Passage Bio, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) (the “Other Securities” and together with the Common Stock, the “Lockup Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lockup Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lockup Securities, or (4) publicly disclose the intention to do any of the foregoing (and, for the avoidance of doubt, with respect to the Public Offering only, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any stockholders or registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit), in each case other than (A) transfers of Lockup Securities as a bona fide gift or gifts, including bona fide gifts to a charity or educational institution, (B) if the undersigned is an individual, transfers or dispositions of the Lockup Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (C) transfers or dispositions of the Lockup Securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (D) distributions of the Lockup Securities to partners, members or stockholders of the undersigned, (E) transfers of the Lockup Securities to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the undersigned, (F) transfers of Lockup Securities under a trading or distribution plan pursuant to Rule 10b5-1 under the Exchange Act that is existing on the date hereof, provided, that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement that such transfer is in accordance with an established trading plan, and (G) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock and involving a Change of Control of the Company after the Public Offering and approved by the Company’s Board of Directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), each transferee, donee, devisee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or the filing of a required Schedule 13F, 13G or 13D) and any such transfer or distribution shall not involve a disposition for value. For purposes of this Letter Agreement, “immediate family” shall mean a spouse or domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended. For the purposes of clause (G), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer such person or group of affiliated persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% or more of the outstanding voting securities of the Company (or the surviving entity).

Furthermore, notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may, without the prior written consent of the Representatives, (i) exercise any outstanding warrant, or any option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company, with such plan as disclosed in the Prospectus, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement, (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Restricted Period, and provided, further, that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection therewith during the Restricted Period, (iii) transfer or dispose of shares of Common Stock acquired in the Public Offering or on the open market following the Public Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than a required filing on a Schedule 13F or 13G), (iv) transfer or surrender to the Company shares of Common Stock pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in connection with the termination of the undersigned’s employment or other service relationship with the Company, or pursuant to a right of first refusal with respect to transfers of such shares of Common Stock or other securities, or on a cashless or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with the vesting or exercise of warrants, any option to purchase shares of Common Stock or other securities, and (v) transfer or dispose of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, or (vi) transfer or dispose of Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that with respect to clauses (v) and (vi), the recipient of such shares of Common Stock shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, and provided further that with respect to clauses (iv), (v) and (vi), any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in such clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition.

The undersigned acknowledges and agrees that, except as permitted above, the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in a sale or disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lockup Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for shares of Common Stock, the same percentage of shares of Common Stock held by the undersigned shall be immediately and fully released (the “Pro-rata Release”) on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of releases granted from such lockup restrictions to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of shares of Common Stock or other securities in an amount up to an aggregate of $1,000,000. In the event that any percentage of such Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this Letter Agreement, the same restrictions shall be applicable to the release of the same percentage of Common Stock held by the undersigned. In the event that the undersigned is released from any of its obligations under this Letter Agreement or, by virtue of this Letter Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Lockup Securities prior to the date that is 90 days after the date of the Prospectus, J.P. Morgan and Goldman Sachs shall use their commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against J.P. Morgan and Goldman Sachs or the Underwriters. For purposes of this Letter Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement shall automatically terminate and be of no further force or effect, and the undersigned shall be released from all obligations hereunder, if: (i) the Underwriting Agreement does not become effective by February 17, 2021; (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder; (iii) either the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; or (iv) the registration statement filed with the SEC in connection with the Public Offering is withdrawn prior to the execution of the Underwriting Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

ORBIMED PRIVATE INVESTMENTS VII, LP

By: OrbiMed Capital GP VII LLC,
its General Partner

By: OrbiMed Advisors, LLC,

its Managing Member

By: ____________________________
      Name: Carl Gordon
      Title: Member

WORLDWIDE HEALTHCARE TRUST PLC

By: OrbiMed Capital LLC, solely in its

Capacity as Portfolio Manager

By: __________________________

Name: Carl Gordon

Title: Member